Exhibit 99

(1)       Pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Neff Holdings LLC (the “LLC Agreement”), common units (“Units”) of Neff Holdings LLC are redeemable for an equal number of shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), of Neff Corporation (the “Issuer”) or, at the election of the Issuer, cash equal to the volume-weighted average market price of such shares of Class A Common Stock. Any such redemption may be consummated through a direct exchange with the Issuer of Units for an equal number of shares of Class A Common Stock. The shares of Class A Common Stock reported herein were acquired in a direct exchange with the Issuer for an equal number of Units pursuant to the terms of the LLC Agreement. Such acquisition of shares of Class A Common Stock, and such disposition of Units, are exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-6(b) of the Exchange Act.

(2)       Wayzata Investment Partners LLC (the “Investment Manager”) serves as investment adviser to Wayzata Opportunities Fund II, L.P. (“WOF II”) and Wayzata Opportunities Fund Offshore II, L.P. (“WOF Offshore” and, together with WOF II, the “Wayzata Funds”), the record holders of the securities reported herein. The Investment Manager has the power to direct the voting and disposition of the securities reported herein as owned of record by the Wayzata Funds. Patrick J. Halloran (“Mr. Halloran” and together with the Investment Manager and the Wayzata Funds, collectively, the “Reporting Persons”) serves as the manager of the Investment Manager and controls MAP Holdings LLC, which is the majority member of the Investment Manager. The Investment Manager and Mr. Halloran, in their respective capacities as described above, may have been deemed to beneficially own the securities reported herein as owned of record by the Wayzata Funds. Each of the Investment Manager and Mr. Halloran hereby disclaims beneficial ownership of the securities reported herein as owned of record by the Wayzata Funds, except to the extent of its/his pecuniary interest therein. This is an exit filing with respect to all Reporting Persons as the Reporting Persons no longer beneficially own any securities of the Issuer.

(3)       WOF II was the record holder of 14,585,304 shares of Class A Common Stock. Each of the Reporting Persons hereby disclaims beneficial ownership of such shares of Class A Common Stock, except to the extent of its/his pecuniary interest therein.

(4)       WOF Offshore was the record holder of 366,321 shares of Class A Common Stock. Each of the Reporting Persons hereby disclaims beneficial ownership of such shares of Class A Common Stock, except to the extent of its/his pecuniary interest therein.

(5)       The shares of Class A Common Stock reported herein were disposed of pursuant to that certain Agreement and Plan of Merger, dated as of August 16, 2017, among the Issuer, United Rentals (North America), Inc., and UR Merger Sub III Corporation, in exchange for $25 per share of Class A Common Stock.

(6)       The Amended and Restated Certificate of Incorporation of the Issuer provides that if a Wayzata Fund exercises its right pursuant to the LLC Agreement to have its Units redeemed, then the Issuer shall cancel for no consideration a number of shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), of the Issuer registered in the name of such Wayzata Fund equal to the number of Units held by such Wayzata Fund that are redeemed or exchanged in such redemption or exchange transaction. The shares of Class B Common Stock reported herein were cancelled by the Issuer for no consideration in connection with the direct exchange by the Wayzata Funds with the Issuer of the Units reported herein for the shares of Class A Common Stock reported herein.

(7)       WOF II was the record holder of 14,585,304 shares of Class B Common Stock. Each of the Reporting Persons hereby disclaims beneficial ownership of such shares of Class B Common Stock, except to the extent of its/his pecuniary interest therein.

(8)       WOF Offshore was the record holder of 366,321 shares of Class B Common Stock. Each of the Reporting Persons hereby disclaims beneficial ownership of such shares of Class B Common Stock, except to the extent of its/his pecuniary interest therein.

(9)       WOF II was the record holder of 14,585,304 Units. Each of the Reporting Persons hereby disclaims beneficial ownership of such Units, except to the extent of its/his pecuniary interest therein.

(10)       WOF Offshore was the record holder of 366,321 Units. Each of the Reporting Persons hereby disclaims beneficial ownership of such Units, except to the extent of its/his pecuniary interest therein.